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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                    FORM 8-K


      Current Report Pursuant to Section 13 or 15(d) of the Securities Act
                                     of 1934



                Date of Report (Date of Earliest Event Reported)
                                December 5, 2001


                         General Growth Properties, Inc.
             (Exact name of registrant as specified in its charter)



   Delaware                      1-11656                       42-1283895
   --------                      -------                       ----------
(State or other              (Commission File               (I.R.S. Employer
jurisdiction of                   Number)                Identification Number)
incorporation)

                  110 N. Wacker Drive, Chicago, Illinois 60606
               (Address of principal executive offices) (Zip Code)


                                 (312) 960-5000
                                 --------------
              (Registrant's telephone number, including area code)


                                       N/A
         (Former name or former address, if changed since last report.)


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Item 5.       OTHER EVENTS

          On December 5, 2001, General Growth Properties, Inc., a Delaware corporation (the "Company"), completed the placement of $2.55 billion of non-recourse commercial mortgage pass-through certificates representing beneficial ownership interests in GGP Mall Properties Trust, a grantor trust established by a wholly-owned subsidiary of GGP Limited Partnership, a Delaware limited partnership (the "Operating Partnership"). The Company serves as the general partner of the Operating Partnership and owns an approximate 73% interest in the Operating Partnership.

          The certificates represent beneficial ownership interests in three separate loan groups collateralized by mortgages on an aggregate of 27 malls and the Company's headquarters. The mortgaged properties are either wholly-owned by the Company, co-owned with the New York State Common Retirement Fund, or co-owned with Ivanhoe Cambridge Inc.

          This financing replaces previously issued commercial mortgage-backed securities and certain other individual property mortgages. Certain information regarding the Company's historical and current debt maturity schedules is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 7.  FINANCIAL STATEMENTS AND EXHIBITS.

Listed below are the financial statements, proforma financial information and exhibits filed as a part of this report:

     (a), (b) Not applicable.

     (c)  Exhibits.

See Exhibit Index attached hereto and incorporated herein by reference.


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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                             GENERAL GROWTH PROPERTIES, INC.



                                             By:  /s/  Bernard Freibaum
                                             -----------------------------------
                                             Bernard Freibaum
                                             Executive Vice President and
                                             Chief Financial Officer

                                                     Date:  December 5, 2001

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                                  EXHIBIT INDEX

   Exhibit                                                            Page
   Number                         Name                               Number

     99.1                         Current Debt Maturities
                                   as of December 5, 2000

                                  Quarterly and Current
                                   Debt Balances
-